UNITED STATES
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SCHEDULE 14A
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Criteo S.A.
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On April 11, 2025, Criteo S.A. (NASDAQ: CRTO) issued the following press release:

Criteo Announces Changes to its Board of Directors

Independent Director and Microsoft Veteran Frederik van der Kooi Named Chair of the Board
Stefanie Jay, Former Senior Leader at eBay and Walmart, Nominated for Election to Board

NEW YORK, April 11, 2025 -- Criteo S.A. (NASDAQ: CRTO) (the “Company” or “Criteo”), the commerce media company, today named Frederik (“Rik”) van der Kooi Chairperson of the Board of Directors (the “Board”). Van der Kooi has served as a member of Criteo’s Board since June 2023. He succeeds Rachel Picard, who has served as Chairperson for the past five years and will continue service as a director.

Criteo has also nominated Stefanie Jay to stand for election to its Board as a new independent director at Criteo’s 2025 Annual General Meeting of Shareholders (“AGM”). Hubert de Pesquidoux, a Board member and Chairperson of the Audit Committee since 2012, has informed the Board that he will not stand for reelection.

With the election of Jay at the AGM, the Board will be comprised of eight directors, seven of whom are considered independent, and four of whom have been added over the last five years.

Van der Kooi is an accomplished senior leader with deep digital advertising expertise and extensive executive experience. He most recently served as a Corporate Vice President at Microsoft, where he led its digital advertising business, spanning search, display, native, retail media and video offerings, for over a decade. In this role, he led strategy, sales, marketing and partnerships globally, scaling Microsoft’s advertising business to $10 billion. Van der Kooi previously served as Chief Operating Officer of Microsoft’s Online Services Division, leading acquisitions and integrations of PromoteIQ in retail media, Xandr and others. Van der Kooi served on the Board of Directors of the Interactive Advertising Bureau (IAB) in the United States, including as Chairman from 2019 through 2021.

Jay brings nearly 20 years of experience across omnichannel retail, eCommerce, and digital marketplaces and most recently served as Senior Vice President and Chief Business and Strategy Officer at eBay. Previously, Jay served as Vice President and General Manager at Walmart Media Group (now Walmart Connect), where she transformed its advertising technology stack, grew revenue more than 7X and significantly scaled its retail media platform and operations. She also spearheaded global M&A and business development initiatives at Walmart, including the acquisition of Jet.com and securing strategic partnerships with JD.com, Uber, Lyft, and Google. Earlier in her career, Jay spent over a decade at Goldman Sachs, where she held leadership roles in investment banking and client strategy, including in its Consumer Retail Group.

Michael Komasinski, Chief Executive Officer of Criteo and member of the Board, said, “Criteo benefits greatly from Rik’s guidance on the Board, and we are thrilled to have him serve as Chairperson. Rik’s industry expertise and deep understanding of our Company will strengthen our ability to drive continued momentum and capture the significant opportunities Criteo has ahead. I am also confident that Stefanie will be a valuable addition to our boardroom as she brings extensive strategic experience and customer insights in commerce media. I look forward to partnering with both Rik and Stefanie as we drive Criteo’s strategic vision forward.”

Van der Kooi commented, “I am honored to be appointed Chairperson of Criteo’s Board. With its leadership position in the rapidly growing commerce media sector, Criteo is poised for further value creation by leveraging its unified, AI-driven platform. Our Board believes Stefanie’s proven experience scaling advertising businesses globally and fostering innovation will be invaluable as we build on Criteo’s reputation as the go-to platform for retail and commerce media. I am excited to work with Michael and the Board, alongside Criteo’s talented executive team, to help us reach new heights.”

Jay stated, “It’s a privilege to be nominated to join Criteo’s Board. Criteo is a differentiated leader with tremendous opportunity to continue driving long-term success, supported by a commitment to innovation and client-centricity. I look forward to working with the Board and leadership team as Criteo develops and delivers solutions that provide better commerce outcomes for customers and creates sustainable growth.”

Van der Kooi continued, “I also want to extend my heartfelt thanks on behalf of the Board to Rachel for her exceptional guidance and contributions throughout her tenure as Chairperson. Her leadership has been instrumental in shaping Criteo’s successful transformation, and we are grateful for her continued service on the Board. We also thank Hubert for his invaluable contributions to financial stewardship and governance at Criteo, and we wish him all the best in his future endeavors.”

Picard commented, “It has been a privilege to serve as Chair of Criteo’s Board and I am proud of all that we have accomplished together, including overseeing the transformation of the Company into the AdTech platform of choice in retail and commerce media. After a five-year term and with the recent appointment of Michael as CEO, it is a good time to start a new phase with Rik as Chairperson. Rik’s industry expertise and strong familiarity with our business will ensure a seamless transition and continued success for Criteo.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions materialize as expected, uncertainty regarding international operations and expansion, including related to changes in a specific country's or region's political or economic conditions or policies (such as changes in or new tariffs), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company's SEC filings and reports, including the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2024, filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Important Additional Information and Where to Find It

The Company has filed proxy materials with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Company's 2025 annual combined general meeting of shareholders (the "2025 Annual Meeting"). Prior to the 2025 Annual Meeting, Criteo will file a definitive proxy statement (the "2025 Proxy Statement") together with a proxy card.

SHAREHOLDERS ARE URGED TO READ THE 2025 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the 2025 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2025 Annual Meeting at the SEC's website (http://www.sec.gov) or at the Company's website https://criteo.investorroom.com/ or by contacting Innisfree M&A Incorporated by phone at (877) 717-3923 in the United States and at +1 (412) 232-3651 outside the United States.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2025 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom own in excess of one percent (1%) of the Company's shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2025 Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. Information relating to the foregoing can also be found in the Company's Preliminary Proxy Statement, filed with the SEC on April 11, 2025 (the “2025

Preliminary Proxy Statement”). To the extent holdings of the Company's securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2025 Preliminary Proxy Statement, such information will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com